Exhibit 10.28

COPY

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement is entered into as of March 26, 2003 (the “Amendment”), by and between COMERICA BANK-CALIFORNIA (“Bank”) and SEEBEYOND TECHNOLOGY CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 4, 2000, as amended by that certain Amendment to Loan and Security Agreement dated as of June 10, 2001, that certain Second Amendment to Loan and Security Agreement dated as of October 31, 2001, that certain Third Amendment to Loan and Security Agreement dated as of August 7, 2002, and that certain Fourth Amendment to Loan and Security Agreement dated as of December 24, 2002, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Section 2.1.3 (a) of the agreement is hereby revised in its entirety to read as follows:

“(a)         Subject to the terms and conditions of this Agreement, from the Closing Date through the Revolving Maturity Date, Bank agrees to issue or cause to be issued letters of credit (each a “Letter of Credit,” collectively, the “Letters of Credit”) for the account of Borrower in an aggregate face amount not to exceed (A) the lesser of the Committed Revolving Line or the Borrowing Base, minus the sum of (x) the then outstanding principal balance of the Advances, and (y) the aggregate face amount of any outstanding Letters of Credit, or (B) Five Million Dollars ($5,000,000).  Each such Letter of Credit shall be renewable annually and shall have an expiration date no later than the Revolving Maturity Date, unless prior to the Revolving Maturity Date, Borrower shall secure in cash all obligations under any outstanding Letters of Credit on terms acceptable to Bank.  All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of application and letter of credit agreement.  All amounts actually paid by Bank in respect of a Letter of Credit shall, when paid, constitute an Advance under this Agreement.”

2.             Section 7.6 of the Agreement hereby is amended in its entirety to read as follows:

“7.6         Distributions.  Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or otherwise Transfer any assets to any Affiliates.  Notwithstanding the foregoing, through March 7, 2005, Borrower may repurchase up to an aggregate of $10,000,000 of its common stock at a price not to exceed $5.00 per share (exclusive of any commissions or markups), so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.”

3.             Section 7.7 of the Agreement hereby is amended in its entirety to read as follows:

“7.7         Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.  Notwithstanding the foregoing, through March 7, 2005, Borrower may repurchase up to an aggregate of $10,000,000 of its common stock at a price not to exceed $5.00 per share (exclusive of any commissions or markups), so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.”

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

5.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           an Amendment fee of One Thousand Five Hundred Dollars ($1,500);

(c)           an amount equal to all Bank Expenses incurred to date; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SEEBEYOND TECHNOLOGY CORPORATION

By:	/s/ Barry Plaga
Title:	BARRY PLAGA
SVP & CFO

COMERICA BANK-CALIFORNIA

By:	Bonnie Kehe

Title:	Sr. VP